Exhibit 99.1

FOR IMMEDIATE RELEASE

                   e.DIGITAL CORPORATION ANNOUNCES RESULTS FOR
             SECOND QUARTER AND SIX MONTHS ENDED SEPTEMBER 30, 2005

(SAN DIEGO, CA, - November 15, 2005) - e.Digital Corporation (OTC: EDIG), a leading innovator of proprietary digital video technology platforms, today reported revenues for the second quarter of its fiscal year 2006 ended September 30, 2005 totaled $1.99 million compared to $2.03 million for second quarter of fiscal 2005 revenues, a decrease of less than one percent. Revenues for the first six months of fiscal 2006 ended September 30, 2005 totaled $2.99 million compared to $2.12 million for the first six months of fiscal 2005, an increase of 40 percent.

Gross profit for the second quarter of fiscal 2006 was $540,000 compared to $367,000 for the same period of fiscal 2005. Gross profit for the first six months of fiscal 2006 was $711,000 compared to $436,000 for the same period of fiscal 2005.

The company reported a reduced operating loss of $145,000 for its second fiscal quarter 2006, compared to an operating loss of $394,000 for the same period last year. The company reported an operating loss of $675,000 for the first six months of fiscal 2006 compared to an operating loss of $1.10 million for the same period last year. The decrease in operating loss resulted from the increase in gross profit for the six-month period and a decrease in operating expenses.

Net loss available to common stockholders for the second fiscal quarter of 2006 was $(0.00) per basic diluted share, compared to $(0.00) per basic diluted share for the same period last year. Net loss available to common stockholders for the first six months of fiscal 2006 was $(0.01) per basic diluted share, compared to $(0.01) per basic diluted share for the same period last year.

The company also announced it has received a formal digEplayer(TM) purchase order from digEcor worth approximately $1.2 million, $750,000 of which it expects to ship this quarter.

"We are making steady progress growing annual revenues and reducing losses," said Will Blakeley, e.Digital's new president and chief technical officer. "I am very excited to be leading a company that has a dynamic blend of senior engineering talent and experience, proprietary video/audio and content protection technologies, and a growing market and customer base for versions of secure, closed system video products based on our new digital video/audio technology platform (DVAP). We are working to enhance e.Digital's proprietary technologies, maximize our DVAP-based business opportunities, and grow annual revenues through current and new business expansion.

"I came to e.Digital because I believe we are well-positioned to exploit a developing market that has tremendous potential," concluded Blakeley. "We expect fiscal 2006 revenues will exceed fiscal 2005 revenues and look forward to launching our proprietary MedeViewer(TM) with customers and partners in the healthcare and travel and leisure industries.

About e.Digital Corporation: e.Digital Corporation partners with leading, innovative companies, designing and providing manufacturing services for their branded digital video/audio and wireless products based on the Company's proprietary MicroOS(TM)-enabled technology platforms. e.Digital specializes in the delivery, management, and protection of secure digital content through it's technology platforms. e.Digital's services include the licensing of the Company's MicroOS, custom software and hardware development, industrial design, and manufacturing services through the Company's manufacturing partners. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com.

Safe Harbor statement under the Private Securities Litigation Reform of 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the company operates. These statements are not guarantees of future performance and involve risks, uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the Company's ability to finance its operations, ability of the Company's manufacturing partner to manufacture and ship orders in a timely manner, acceptance of customer-branded products, securing additional business, and other risks identified and discussed in our filings with the Securities and Exchange Commission ("SEC"). Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by e.Digital Corporation with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

Note: MicroOS and MedeViewer are trademarks of e.Digital Corporation. digEplayer is a trademark of digEcor (formerly APS/Wencor). All other company, product, and service names are the property of their respective owners.

CONTACT:
e.Digital Corporation: Robert Putnam, (858) 679-1504, rputnam@edigital.com
                      e.Digital Corporation and subsidiary
                             Condensed Balance Sheet
                    (000's omitted except per share amounts)
                                    (audited)

                                                          September 30, 2005   March 31, 2005
                                                                   $                  $
                                                         ------------------- -----------------
ASSETS
Current
Cash                                                                    380             1,290
Accounts receivable                                                      22                52
Prepaid expense and other                                                78               505
                                                         ------------------- -----------------
Total current assets                                                    480             1,847
                                                         ------------------- -----------------
PP&E and other assets                                                    94               126
                                                         ------------------- -----------------
    Total assets                                                        574             1,973
                                                         =================== =================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current
Accounts payable                                                        607               522
Accrued liabilities                                                     587               616
Customer deposits                                                        41               707
Leased liabilities                                                      515               515
Promissory notes short-term                                           1,913               977
                                                         ------------------- -----------------
Total current liabilities                                             3,663             3,337
                                                         ------------------- -----------------
Long-term liabilities                                                     -               897
Stockholders' deficit                                               (3,089)           (2,261)
                                                         ------------------- -----------------
Total liabilities and stockholders' deficit                             574             1,973
                                                         =================== =================

                      e.Digital Corporation and subsidiary
                        Condensed Statement of Operations
                    (000's omitted except per share amounts)
                                    (audited)

                                                    For the three months ended             For the six months ended
                                                          September 30,                         September 30,
                                                      2005               2004               2005               2004
                                                       $                  $                  $                  $
                                               ------------------- ----------------- ------------------- -----------------
Total revenue                                               1,990             2,028               2,988             2,122
Cost of revenue                                             1,450             1,661               2,277             1,686
                                               ------------------- ----------------- ------------------- -----------------
  Gross profit                                                540               367                 711               436
Operating expenses:
  Selling, general and administrative                         397               399                 735               745
  Research and development                                    288               362                 650               789
                                               ------------------- ----------------- ------------------- -----------------
Total operating expenses                                      685               761               1,386             1,534
                                               ------------------- ----------------- ------------------- -----------------
Loss from operations                                        (145)             (394)               (675)           (1,098)
Other income (expense):
  Interest expense                                          (112)             (117)               (233)             (147)
  Other                                                         2                 -                   6               (2)
                                               ------------------- ----------------- ------------------- -----------------
Total other income (expense)                                (110)             (117)               (227)             (149)
                                               ------------------- ----------------- ------------------- -----------------
Net loss                                                    (255)             (510)               (902)           (1,247)
Dividends on convertible preferred stock                     (43)              (37)                (86)              (85)

                                               ------------------- ----------------- ------------------- -----------------
Net loss available to common stockholders                   (297)             (547)               (986)           (1,332)
                                               =================== ================= =================== =================
Net loss per share of common stock
  - basis and diluted                                      (0.00)            (0.00)              (0.01)            (0.01)
Average weighted number of common
 stock outstanding.                                   175,260,876       164,386,736         175,208,630       163,250,768